Exhibit 10.1

EXECUTION COPY

WAIVER AGREEMENT

This Waiver Agreement (this “Agreement”) is entered into as of the 9th day of July, 2019, by and between Helios and Matheson Analytics Inc., a Delaware corporation with offices located at Empire State Building, 350 5th Avenue, New York, New York 10118 (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Reference is made to that certain Senior Note, dated as of October 4, 2018, issued by the Company in favor of the holder thereof (as may be amended from time to time, the “October Exchange Note”), and those certain Series B Senior Notes, dated as of December 18, 2018, issued by the Company in favor of the holders thereof (collectively, as may be amended from time to time, the “December Exchange Notes” and together with the October Exchange Note, the “Exchange Notes”). Capitalized terms used but not defined herein shall have the meaning set forth in the October Exchange Note or the December Exchange Notes, as applicable.

B.  The Company currently desires to obtain the waiver, effective as of June 28, 2019, of the Company’s obligation under Section 7 of each of the Exchange Notes to redeem an amount equal to the Amortization Redemption Amount on the Amortization Date of June 28, 2019, until July 31, 2019, and agrees that, in lieu thereof, the payment due on June 28, 2019 under each such Exchange Note will be payable on July 31, 2019 (the “Waiver”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Holder agree as follows:

1. Waiver. The Holder hereby agrees to the Waiver in its capacity as a holder of one or more Exchange Notes and, upon the Company’s receipt of waivers from the Required Holders (as defined in each of the Exchange Notes), the Waiver shall be effective as of June 28, 2019. The Holder hereby further acknowledges and agrees that no Late Charges, Interest Rate increase or Event of Default shall be deemed to exist due to the failure of the Company to obtain the Waiver prior to June 28, 2019.

2. Limitation of Waiver. The Waiver set forth in this Agreement constitutes a one-time waiver and is limited to the matters expressly waived herein and should not be construed as an indication that the Holder would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

3. Ratifications. Except as otherwise expressly provided herein, each of the Exchange Notes is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

4. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Waiver or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

5. Independent Nature of Holder's Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any other Existing Buyer (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

6. Miscellaneous Provisions. Section 9 of the Original Securities Purchase Agreement (as defined in the December Exchange Notes) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

HELIOS AND MATHESON ANALYTICS INC.

By:
Name: Theodore Farnsworth
Title: Chief Executive Officer

IN WITNESS WHEREOF, Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

[_________]

By:
Name:
Title

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